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     As filed with the Securities and Exchange Commission on March 12, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    AMENDMENT
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            Community West Bancshares
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             (Exact name of registrant as specified in its charter)

              California
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

            5827 Hollister Avenue, Goleta, California                93117
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  (Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered

               None
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-----------------------------------      -------------------------------------

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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

         Securities Act registration statement file number to which this form relates:

_________(if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:


                           Common Stock, No Par Value
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                                (Title of class)


                   ------------------------------------------
                                (Title of class)
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ITEM 2. EXHIBITS.


         Pursuant to the Instruction I to Exhibits on Form 8-A, since the securities to be registered under this Registration Statement are being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, copies of all constituent instruments defining the rights of the holders of Registrant's Common Stock, including any contracts or other documents which may limit or qualify the rights of such holders, are being filed herewith.

         Exhibit No.                                Description

        4a Articles of Incorporation of Community West Bancshares filed as an Exhibit to the Registrant's Registration Statement on Form S-8, filed with the Commission on December 31, 1997, is incorporated herein by reference

        4b Bylaws of Community West Bancshares filed as an Exhibit to the Registrant's Registration Statement on Form S-8, filed with the Commission on December 31, 1997, is incorporated herein by reference

        4c                         Form of Common Stock Certificate of Community
                                   West Bancshares

        4d                         Form of Warrant Certificate of Goleta
                                   National Bank1


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         1        Pursuant to the Plan of Reorganization and Consolidation
                  Agreement, filed on December 31, 1997 as an Exhibit to Registrant's Registration Statement on Form S-8, outstanding certificates representing warrants to purchase the Bank's Common Stock were converted into certificates representing warrants to purchase an equal number of the Registrant's Common Stock.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:         March 10, 1998

Registrant:    Community West Bancshares



By:            /s/ Llewellyn W. Stone
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               Llewellyn W. Stone
               President and Chief Executive Officer


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